UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Second Amendment to the Asset Purchase Agreement

On September 2, 2016, BioScrip, Inc. (the “Company”) entered into an amendment (the “Second Amendment to the Asset Purchase Agreement”) to the Asset Purchase Agreement, dated June 11, 2016, as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016, by and among the Company, HomeChoice Partners, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”) and each of the subsidiaries of Home Solutions set forth on the signature pages to the Asset Purchase Agreement. As previously disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2016, under the Asset Purchase Agreement, the Company agreed to acquire substantially all of the assets and assume certain liabilities of Home Solutions (the “Transaction”).

To facilitate the timely consummation of the Transaction, the Second Amendment to the Asset Purchase Agreement amends the Asset Purchase Agreement to eliminate the condition to closing that the Company receive stockholder approval to increase its authorized share capital, which approval would allow the Company to issue shares of common stock to Home Solutions upon the achievement of certain post-closing earn-out conditions. The Second Amendment to the Asset Purchase Agreement instead provides that the Company will hold a stockholder meeting after the closing of the Transaction to seek such stockholder approval and if the approval is not obtained at the first special meeting, the Company will submit the proposal to increase its authorized share capital on a twice per year basis beginning in 2017, at either the annual meeting or a special meeting of stockholders. The Second Amendment to the Asset Purchase Agreement further provides Home Solutions with certain contractual protections in the event such stockholder approval is not obtained.

The Company currently intends to close the Transaction during the first two weeks of September 2016.

A copy of the Second Amendment to the Asset Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the Asset Purchase Agreement, as amended, for a more complete understanding of the Transaction. The foregoing description of the Second Amendment to the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Asset Purchase Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the acquisition of Home Solutions, Chris Luthin will be leaving the Company after the closing of the Transaction. Effective August 31, 2016, Mr. Luthin no longer holds the position of Chief Operating Officer of the Company. Mr. Luthin will remain with the Company until September 19, 2016, to assist with the integration of the Home Solutions acquisition.

Item 8.01. Other Events.

On September 2, 2016, we issued a press release announcing the entry into the Second Amendment to the Asset Purchase Agreement.  A copy of the press release announcing the entry into the Second Amendment to the Asset Purchase Agreement is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: September 6, 2016	/s/ Kathryn M. Stalmack
By: Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

2.1	The Second Amendment, dated September 2, 2016, to the Asset Purchase Agreement, dated June 11, 2016, as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016, by and among HS Infusion Holdings, Inc., the direct and indirect subsidiaries of HS Infusion Holdings, Inc. set forth on the signature pages, the Company and HomeChoice Partners, Inc.

99.1	Press Release dated September 2, 2016.